UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2017

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction

of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described in Item 5.07 below, Fifth Third’s shareholders approved the adoption of the Fifth Third Bancorp 2017 Incentive Compensation Plan (the “Plan”) at the annual meeting of shareholders on April 18, 2017. The Plan was adopted by Fifth Third’s Board of Directors on February 28, 2017, subject to shareholder approval. Now that shareholder approval has been obtained, the Plan is effective as of April 18, 2017. Subject to adjustment in certain circumstances, the Plan authorizes up to 17.5 million shares of common stock for issuance, plus shares that become available for issuance under the Plan from cancellations or forfeitures of awards under the Company’s prior plans.

Any officer, employee, director, regional director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. Generally, grants may be made in any of the following forms:

•	Stock Appreciation Rights

•	Restricted Stock and Restricted Stock Units

•	Performance Shares and Performance Units

•	Stock Options

•	Awards under Deferred Compensation or Similar Plans

•	Annual Incentive Awards

•	Other Incentive Awards

A detailed summary of the Plan appears on pages 68-80 of Fifth Third’s definitive proxy statement for its 2017 annual meeting of shareholders which was filed with the SEC on March 9, 2017. That summary is incorporated herein by reference. A copy of the Plan was included as Annex A to the proxy statement, and is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 18, 2017, Fifth Third Bancorp held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following proposals stated in the Proxy Statement dated March 9, 2017, which is incorporated by reference herein.

The proposals voted on and approved or disapproved by the shareholders at the Annual Meeting were as follows:

1. Election of all members of the Board of Directors to serve until the Annual Meeting of Shareholders in 2018:

	Number of Common Shares
	For	Against	Abstain	Broker Non-Vote
Nicholas K. Akins	578,615,862	2,914,957	733,554	73,316,709
B. Evan Bayh III	575,710,553	5,661,901	891,918	73,316,710
Jorge L. Benitez	579,301,124	2,241,036	722,212	73,316,710
Katherine B. Blackburn	578,973,573	2,557,301	733,503	73,316,705
Emerson L. Brumback	579,344,434	2,176,981	742,956	73,316,711
Jerry W. Burris	579,176,331	2,305,649	782,394	73,316,708
Greg D. Carmichael	578,734,989	2,773,687	755,699	73,316,707
Gary R. Heminger	532,036,742	49,480,843	746,790	73,316,707
Jewell D. Hoover	573,288,609	8,219,041	756,723	73,316,709
Eileen A. Mallesch	577,588,868	3,998,116	677,390	73,316,708
Michael B. McCallister	578,305,385	3,199,672	759,318	73,316,707
Marsha C. Williams	570,755,619	10,759,393	749,364	73,316,706

2. Approval of the appointment of the firm of Deloitte & Touche LLP to serve as the independent external audit firm for Fifth Third Bancorp for the year 2017 was approved by a vote of the common shareholders of 628,254,332 for, 26,555,690 against, and 771,060 abstain, with no broker non-votes.

3. The advisory vote on executive compensation was approved by a vote of the common shareholders of 545,516,826 for, 35,000,592 against, and 1,745,895 abstain, with 73,317,769 broker non-votes.

4. The advisory vote to determine whether the shareholder vote on the compensation of executives will occur every 1, 2, or 3 years, every 1 year was approved by a vote of the common shareholders of 522,144,806 for every 1 year, 2,767,859 for every 2 years, and 56,413,568 for every 3 years, and 937,079 abstain, with 73,317,770 broker non-votes.

5. Approval of the Fifth Third Bancorp 2017 Incentive Compensation Plan, including the issuance of shares authorized thereunder, was approved by a vote of the common shareholders of 555,459,688 for, 25,428,862 against, and 1,374,768 abstain, with 73,317,764 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Fifth Third Bancorp 2017 Incentive Compensation Plan. Incorporated by reference to Annex A to the Registrant’s Proxy Statement dated March 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

April 19, 2017	By:	/s/ JELENA MCWILLIAMS
Jelena McWilliams
Executive Vice President, Chief Legal
Officer & Corporate Secretary